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                                                                   EXHIBIT 10(b)


                          SEL-DRUM INTERNATIONAL, INC.

                        NON-INCENTIVE STOCK OPTION GRANT


         This non-incentive stock option, granted as of November 3, 1997 (the "Option") is granted by SEL-DRUM INTERNATIONAL, INC. ("Sel-Drum" or the "Company") to RAYMOND C. SPARKS (the "Optionee"), the Chief Executive Officer and President of the Company.

         1.       Shares Subject to Option
                  -------------------------

                  The Company hereby grants to the Optionee an option to purchase 250,000 shares of its Common Stock, no par value per share (the "Optioned Shares") at a price of $.40 per share (the "Option Price"), in accordance with and subject to all the terms and conditions contained herein.

         2.       Term and Exercise of Option
                  ---------------------------

                  The Option shall terminate at the close of business on November 3, 2000, and may be exercised only by the Optionee or, to the extent provided in Section 3(c) hereof, by his legal representative.

         The Option Price of each share purchased shall be paid (i) in cash, certified check or a bank cashiers check; or (ii) by delivery of other shares of the Company's Common Stock owned by the Optionee, which shall be valued at their fair market value on the day of exercise of the Option; or (iii) in any combination of the two forms of payment.

         This Option is not an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as from time to time amended, and, therefore, in addition to payment of the Option Price for each share purchased, the Optionee shall pay the amount of federal and state withholding taxes determined by the Committee named in Section 1 of the Plan (or by the Committee's designate) to be owing with respect to the compensation income that the Optionee will realize upon each share purchased.

         The Company, upon fulfillment of the requirements for exercise, including receipt of the payment of the purchase price and all applicable withholding taxes, shall deliver the shares purchased hereunder to the Optionee.


         3.       Terms and Conditions of Exercise
                  --------------------------------

                  Each exercise and purchase of shares pursuant to the Option shall be subject to the following terms and conditions:


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                  (a) The Option shall immediately vest with respect to all
250,000 shares.

                  (b) The Optionee shall have remained in the continuous employ of or affiliation with the Company from the date the Option was granted until the date of exercise, provided that, if the Optionee's employment or affiliation terminates for any cause other than death, the Optionee may purchase in whole or in part within 30 days after termination of employment or affiliation the shares available to him on his termination date provided that the expiration date of the Option as to such shares shall not have occurred.

                  (c) If the Optionee dies, then his legal representative or the person or persons to whom his rights under the Option shall pass by will or by the applicable laws of descent and distribution shall be entitled, subject to the condition that no Option shall be exercisable after the expiration of three years from the date it was granted, within twelve months after the date of his death, to exercise the Option to the extent that the Optionee would have been entitled to exercise the Option on the date of his death.

                  (d) The Optionee shall not exercise the Option during the period ending six months from the date of the grant of the Option and shall hold the Optioned Shares for investment and not with a view to, or for resale in connection with, any public distribution of such shares, and if requested, shall deliver to the Company appropriate certificates to that effect. This restriction shall terminate upon the registration of such shares under Federal and state securities laws.

                  (e) In the event that the Company, upon the advice of counsel, deems it necessary to list upon official notice of issuance any shares to be issued pursuant to the Plan on a national securities exchange or to register under the Securities Act of 1933 or other applicable federal or state statute any shares to be issued pursuant to the Plan, or to qualify any such shares for exemption from the registration requirements of the Securities Act of 1933 under the Rules and Regulations of the Securities and Exchange Commission or for similar exemption under state law, then the Company shall notify the Optionee to that effect and no Optioned Shares shall be issued until such registration, listing or exemption has been obtained.

         4.       Option Non-Transferable
                  -----------------------

                  The Option may not be transferred by the Optionee or by operation of law other than by will or by the laws of descent and distribution. It may be exercised during the lifetime of the Optionee only by him.

         5.       Right to Terminate
                  ------------------

                  Nothing contained in the Option Grant shall restrict the right of the Company to terminate the employment or affiliation of the Optionee at any time.


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         6.       Dissolution or Reorganization
                  -----------------------------

                  If the Company proposes to dissolve or to liquidate or proposes to merge or consolidate with or into any other corporation, or to sell substantially all of its assets, whether for cash or stock, any option granted under the Plan may, at the discretion of the Board, either be adjusted so as to apply to the securities to which the holder of the number of shares of Common Stock of the Company subject to the option would have been entitled by reason of such merger, consolidation or sale, or terminate as of the date to be fixed by the Board. Nevertheless, if the Board determines to terminate any such option, not less than 30 days written notice of the date so fixed shall be given to each optionee and each optionee shall have the right, during the 30-day period preceding such termination, to exercise his option as to all or any part of the shares covered thereby including shares as to which such option would not otherwise be exercisable.

         7.       Restrictions on Transfer of Stock
                  ---------------------------------

                  The Shares of stock issued on exercise of the Option shall be subject to any restrictions on transfer then in effect pursuant to the Certificate of Incorporation or By-laws of the Company and to any other restrictions or provisions attached hereto and made a part hereof or set forth in any other contract or agreement binding on the Optionee.

         8.       Notice Concerning Disposition of Shares
                  ---------------------------------------

                  If the Option granted hereby is an incentive stock option, any disposition by the Optionee of the Optioned Shares purchased under the Option within two years from the date of grant or within one year after their transfer to the Optionee will deprive the Optionee of certain tax benefits with respect to the Option which might otherwise be available.

         9.       Status of Option
                  ----------------

                  This Option is not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as from time to time amended.

      IN WITNESS WHEREOF, this Stock Option Grant has been executed as of the date first above written.


                                          SEL-DRUM INTERNATIONAL, INC.


                                          By: /s/ Robert Asseltine
                                             --------------------------------
                                                   Robert Asseltine
                                                   Chairman


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